Exhibit 99.1

LIBERTY INTERACTIVE UPDATE ON QVC GROUP TRACKING STOCK

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation ("Liberty") (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) today provided the following update on the proposed QVC Group tracking stock:

Liberty Interactive still plans to create the QVC Group tracking stock, which will be comprised of its interests in QVC and HSN. In light of the pending Provide Commerce transaction, and other factors, Liberty is reevaluating the optimal structure and best alignment of the Liberty Digital Commerce Group assets. As a result, the timing of the transition to the QVC Group has been delayed.

About Liberty Interactive Corporation
Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, Celebrate Interactive, CommerceHub and its interest in HSN. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consists of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the Liberty Interactive Group and include its subsidiary TripAdvisor, its interest in Expedia, and minority interests in Time Warner and Time Warner Cable.

Forward-Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed QVC Group tracking stock, the pending Provide Commerce transaction and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed QVC Group tracking stock, Liberty’s reevaluation of the Liberty Digital Commerce tracking stock and Liberty’s ability to complete the pending Provide Commerce transaction. These forward looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-K and Forms 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty's business which may affect the statements made in this press release.

Additional Information
Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Liberty's proposed QVC Group tracking stock, Liberty Digital Commerce tracking stock or Liberty's existing common stock. The offer and sale of shares of the QVC Group or Liberty Digital Commerce tracking stocks will only be made pursuant to an effective registration statement. Liberty stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because they will contain important information about the issuance of shares of the proposed tracking stock. Copies of Liberty's SEC filings are available free of charge at the SEC's website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation
The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the issuance of the new tracking stock. Information regarding the directors and executive officers of Liberty and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420